Report of Independent Registered
Public Accounting Firm

To the Shareholders and
Board of Directors of
Federated American Leaders Fund, Inc.

In planning and performing our audit
of the financial statements of
Federated American Leaders Fund, Inc.
(the "Fund") as of and for the year
ended March 31, 2007, in accordance
with the standards of the Public
Company Accounting Oversight Board
(United States), we considered its
internal control over financial
reporting, including control activities
for safeguarding securities, as
a basis for designing our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the
Fund's internal control over financial
reporting.  Accordingly,
we express no such opinion.

The management of the Fund is
responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
Such internal control includes
policies and procedures that provide
reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions,
or that the degree of compliance
with the polices or procedures may deteriorate.

A control deficiency exists when the
design or operation of a control
does not allow management or
employees, in the normal course of
performing their assigned functions,
to prevent or detect misstatements
on a timely basis.  A significant
deficiency is a control deficiency,
or combination of control deficiencies,
that adversely affects the company's
ability to initiate, authorize, record,
process or report external financial
data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will be not prevented or detected.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public
Company Accounting Oversight
Board (United States).  However, we
noted no deficiencies in the Fund's
internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of March 31, 2007.





This report is intended solely for the
information and use of management and
the Board of Directors of the
Fund and the Securities and Exchange
Commission and is not intended to
be and should not be used by
anyone other than these specified parties.




/s/ERNST & YOUNG LLP


Boston, Massachusetts
May 17, 2007